AFFINITY GOLD CORP.
7950 Main Street, Suite #217
Maple Gove, MN 55369

Symbol: AFYG - OTCBB

February 26, 2010
NEWS RELEASE
MESSAGE FROM AFFINITY GOLD’S NEWLY APPOINTED CEO

 Maple Grove, Minnesota – February 26, 2010 – Affinity Gold Corp. (OTC-BB: AFYG) (“Affinity” or the “Company”) releases message from newly appointed CEO, Paul Antoniazzi, detailing plans for moving the Company forward to become a producing junior mining company with a diversified portfolio of production and exploration assets.

Message from Paul Antoniazzi:

I’m very excited to have been appointed by the board as the new CEO of Affinity Gold Corp. and been given the privilege to lead the Company into becoming a producing junior mining company.

In my first six months as CEO there are a number of key objectives I’m committed to see accomplished which the management team and I are diligently working towards. Our top three objectives at this point are to:

1. Secure USD$750,000.00 which is expected to be allocated towards establishing initial production operations on our flagship site.

2. Recruit the necessary management and operational personnel with the right credentials, experience and proven track record.

3. Put our project into production in the second quarter of 2010.

If the Company is successful in securing $750,000.00 of financing, such funds are expected to enable the Company to put its current project into an economically viable scale of production at which time it will no longer be just an exploration company. Production revenues are anticipated to sufficiently cover the Company’s operational and administrative costs and provide a modest level of capital to be reinvested into increasing production levels.

With existing cash on hand along with funds from the anticipated equity financing, the management team and I have begun making plans for on-site preparations to commence towards the beginning of the second quarter of this year. I have instructed our team in Peru to begin locating the necessary equipment to be acquired in the coming months as part of our plans for ramping up production later on. It’s critical that we plan and coordinate early on with equipment suppliers due to the amount of time and associated logistical challenges involved with mobilizing equipment for delivery into the Amazonian River Basin.

I am pleased to say I firmly believe we are in the home stretch towards beginning gold production. The management team has worked very diligently to get the project to this stage and it’s exciting to finally believe we have a revenue-generating mine in sight.

Affinity Gold believes it is well positioned to pursue building a competitive producer in the world’s 6th largest gold producing nation that include the likes of Barrick Gold and Newmont Mining

Sincerely,
Paul Antoniazzi
CEO & Director
Affinity Gold Corp.

The Qualified Person for the flagship property in Peru is Mr. Robert Laakso, P.Eng., of Holland Landing, Ontario, and he has reviewed the contents of this release.

About Affinity Gold Corp.:
Affinity Gold Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of gold mineralization properties internationally. Affinity Gold Corp.’s current primary focus is gold exploration in Peru.

Through its 99.99% owned subsidiary AMR Project Peru, S.A.C., Affinity Gold Corp. is the owner of the mining concession title named “AMR Project” covering 500 hectares and the mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006 (the “Mining Concession Rights”).

www.affinitygold.com

CONTACT: Affinity Gold Corp., +1-763-424-4754, info@affinitygold.com

For further information please refer to the Company’s filings with the SEC on EDGAR available at www.sec.gov

FORWARD-LOOKING STATEMENTS
This news release may include "forward-looking statements" regarding Affinity Gold Corp., and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Affinity Gold Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Affinity Gold Corp. does not undertake any obligation to update any forward-looking statement, except as required under applicable law.